UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2017

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3001 Lancaster, Pennsylvania		17603
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 13, 2017, Armstrong World Industries, Inc. (the “Company”) held its Annual Meeting of Shareholders during which shareholders: (i) elected all ten (10) nominees to the Company’s Board of Directors, (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2017, (iii) approved, on an advisory basis, the Company’s executive compensation program and (iv) approved, on an advisory basis, a frequency of annually with which shareholders will be presented with a non-binding proposal to approve the Company’s executive compensation program. The voting results are set forth in the tables below.

Election of Directors

	For	Withheld	Broker Non-Vote
Stan A. Askren	42,288,480	5,670,902	2,463,217
Victor D. Grizzle	47,807,888	151,494	2,463,217
Tao Huang	47,003,020	956,362	2,463,217
Larry S. McWilliams	46,725,860	1,233,522	2,463,217
James C. Melville	47,140,340	819,042	2,463,217
James J. O’Connor	47,540,595	418,787	2,463,217
John J. Roberts	46,711,842	1,247,540	2,463,217
Gregory P. Spivy	47,520,057	439,325	2,463,217
Roy W. Templin	47,063,719	895,663	2,463,217
Cherryl T. Thomas	47,027,846	931,536	2,463,217

Ratification of the appointment of KPMG LLP

For	Against	Abstain	Broker Non-Vote
48,795,737	1,624,952	1,910	0

Advisory Approval of Executive Compensation

For	Against	Abstain	Broker Non-Vote
46,957,223	993,839	8,320	2,463,217

Advisory Approval of Frequency Vote on Executive Compensation

1 Year	2 Years	3 Years	Abstain
46,509,231	2,353	1,398,935	48,863

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

Date: July 17, 2017

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